Exhibit 31.2

CERTIFICATIONS

I, Alanna Boudreau, certify that:

1. I have reviewed this annual report on Form 10-K for the fiscal year ended December 31, 2023, of VirTra, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, considering the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 4, 2024	/s/ Alanna Boudreau
Alanna Boudreau
Chief Financial Officer (principal financial officer)